UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

WILLDAN GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2007

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held on Monday, June 11, 2007 at 2:00 p.m. local time at The Sheraton Anaheim Hotel, 900 S. Disneyland Drive, Anaheim, California 92802.

The enclosed Notice and Proxy Statement contain details concerning the matters to be considered during the Annual Meeting. At the Annual Meeting, you will be asked to (i) elect seven directors; (ii) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm; (iii) approve the Company’s 2006 Stock Incentive Plan; and (iv) transact such other business as may properly come before the meeting. You will note that the Board of Directors of the Company recommends a vote “FOR” the election of each of the seven directors, “FOR” the ratification of the appointment of KPMG LLP, and “FOR” the approval of the Company’s 2006 Stock Incentive Plan. Please complete, sign and return your Proxy in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend.

We look forward to seeing you at the Annual Meeting and thank you for your support.

Win Westfall
Chairman of the Board
Thomas D. Brisbin
President and Chief Executive Officer

WILLDAN GROUP, INC.
2401 EAST KATELLA AVENUE, SUITE 300
ANAHEIM, CALIFORNIA 92806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2007

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Willdan Group, Inc., a Delaware corporation (the “Company”), will be held on Monday, June 11, 2007 at 2:00 p.m. local time at The Sheraton Anaheim Hotel, 900 S. Disneyland Drive, Anaheim, California 92802, for the following purposes described in this Notice:

(1)         To elect seven members of the Board of Directors, each to serve for a one-year term and until his or her successor is duly elected and qualified;

(2)         To consider and vote upon the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the Company for the year ending December 28, 2007;

(3)         To consider and vote upon approval of the Company’s 2006 Stock Incentive Plan; and

(4)         To consider and act upon any other matter that may properly be brought before the Annual Meeting and at any adjournment or postponement thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed.

The Board of Directors has fixed the close of business on Monday, April 23, 2007 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. Only stockholders of record of the Company’s common stock, $0.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

You are requested to complete and sign the enclosed form of Proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage prepaid envelope. Any Proxy may be revoked by delivery of a later dated Proxy or a written notice of revocation or by attending the Annual Meeting and voting in person.

By Order of the Board of Directors
Mallory McCamant
Chief Financial Officer, Senior Vice President and Assistant Secretary
Anaheim, California
April 27, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

i

WILLDAN GROUP, INC.

2401 EAST KATELLA AVENUE, SUITE 300
ANAHEIM, CALIFORNIA 92806

PROXY STATEMENT
FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Willdan Group, Inc., a Delaware corporation (the “Company”), for use at its 2007 Annual Meeting of Stockholders to be held on Monday, June 11, 2007 at 2:00 p.m. local time at The Sheraton Anaheim Hotel, 900 S. Disneyland Drive, Anaheim, California 92802, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy are first being sent to stockholders on or about May 7, 2007. The Company’s 2006 Annual Report, including financial statements for the fiscal year ended December 29, 2006, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will consider and vote on the following matters:

(1)   the election of seven directors;

(2)   the ratification of the appointment of the Company’s independent registered public accounting firm; and

(3)   approval of the 2006 Stock Incentive Plan (the “Stock Incentive Plan”).

In addition, our stockholders will transact any other business that properly comes before the meeting. Management of the Company will also respond to any questions from our stockholders.

Who can attend the Annual Meeting?

All stockholders of the Company as of the Record Date, or their duly appointed Proxy holders, may attend the Annual Meeting.

Who is entitled to vote?

Only holders of record of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at the close of business on the record date, April 23, 2007 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon. The Common Stock is the only class of securities of the Company authorized to vote. Under the Company’s Certificate of Incorporation and applicable law, a stockholder is not entitled to cumulative voting rights in the election of directors.

What constitutes a quorum?

The presence, in person or by proxy, of holders entitled to cast at least a majority of all the votes entitled to be cast is necessary to constitute a quorum for the transaction of business at the Annual

Meeting. As of the Record Date, 7,147,640 shares of Common Stock were outstanding and entitled to vote. Abstentions and broker “non-votes” will count toward the presence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner returns an executed proxy, but strikes out a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote?

If you are a registered stockholder, you may vote in person at the Annual Meeting or by proxy without attending the meeting. To vote by proxy, please mark, date, sign, and return the proxy card you received with this proxy statement in the enclosed envelope. If you sign and return the proxy card but do not give any instructions, your shares will be voted by the persons named in the proxy card in accordance with the recommendations of the Board of Directors given below.

If your stock is held in the name of a broker, bank or other nominee, please mark, date, sign, and return the voting instruction form you received from your broker or nominee with this proxy statement.

If you are a registered stockholder and wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you. If your stock is held by a broker, bank or other nominee (in “street name”) and you wish to vote in person at the meeting, in addition to picture identification you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and obtain from the record holder and bring with you a proxy from the record holder issued in your name.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by delivering a duly executed proxy bearing a later date or a written revocation to the Secretary or Assistant Secretary of the Company at the address of the Company set forth above or by attending the Annual Meeting and voting in person. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person, whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

What are the Board of Directors’ recommendations?

Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy will vote in accordance with the recommendations of the Company’s Board of Directors. The Board’s recommendations are set forth together with the description of each matter in this Proxy Statement. In summary, the Board unanimously recommends a vote: FOR election of each of the seven nominees for director; FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 28, 2007; and FOR approval of the Stock Incentive Plan.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in the discretion of the proxy holders.

What vote is required to approve each matter?

Assuming the presence of a quorum, the affirmative vote of a plurality of all of the votes cast on the matter at the Annual Meeting in person or by proxy will be required for the election of each director nominee and the affirmative vote of a majority of all of the votes cast on the matter at the Annual Meeting in person or by proxy will be required for the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm and the approval of the Stock Incentive Plan. Abstentions are not counted as votes cast and will have no effect on the vote for the election of the directors, the ratification of the appointment of KPMG LLP or the approval of the Stock Incentive Plan.

Who tabulates the votes?

Stockholder votes will be tabulated by the persons appointed to act as inspectors of election for the Annual Meeting.

Could other matters be decided at the meeting?

It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at the Annual Meeting. If other matters are presented, Proxies will be voted by the proxy holders in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in the discretion of the proxy holders.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I receive a copy of the Annual Report?

The Annual Report, which includes the Company’s Annual Report on Form 10-K for the Company’s year ended December 31, 2006, accompanies this proxy statement and may also be accessed through our web site at www.willdangroup.com.

Where can I find the voting results of the Annual Meeting?

Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2007, which we will file with the United States Securities and Exchange Commission (the “SEC”) and make available on our web site at www.willdangroup.com.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Bylaws provide that the Board of Directors consists of five directors until changed by the Board of Directors. On March 21, 2007, the Board of Directors increased the size of the Board to seven directors. The directors are regularly elected at each annual meeting of the stockholders, and each director shall hold office until his/her successor has been elected and qualified or until his/her earlier resignation or removal.

The seven directors, if elected at the Annual Meeting, will hold office until the next annual meeting of stockholders, or until an earlier stockholder meeting at which directors are elected, and until their respective successors are duly elected and qualified. The Board of Directors, based on the recommendations of the Nominating and Corporate Governance Committee, has nominated Win Westfall, Thomas D. Brisbin, Linda L. Heil, W. Tracy Lenocker, Keith W. Renken, Chell Smith and John M. Toups to continue to serve as directors of the Company (collectively, the “Nominees”).

Each of the Nominees is currently serving as a director of the Company and has consented to be nominated and to serve if elected. However, if any Nominee is unavailable for election or unable to serve, the Proxy holders may vote for another person nominated by the Board of Directors or the Board may amend the Bylaws to reduce the number of directors to be elected at the Annual Meeting.

Information Regarding Nominees and Directors

The following table and biographical descriptions set forth certain information with respect to the Nominees, each of whom is currently serving and, unless otherwise specified, has served continuously since he or she was previously elected, based on information furnished to the Company by each such director. The following information is as of April 27, 2007, unless otherwise specified.

Name	Age	Director Since	Positions Held with the Company (other than Director)
Win Westfall	73	2001	Chairman of the Board
Thomas D. Brisbin	54	2007	President and Chief Executive Officer
Linda L. Heil	67	2006
W. Tracy Lenocker	61	1997
Keith W. Renken	72	2006
Chell Smith	52	2006
John M. Toups	81	2007

The following provides certain biographical information with respect to the Nominees.

Win Westfall has served as our Chairman of the Board since May 2006, and has been a member of our board of directors since 2001. Mr. Westfall was our President and Chief Executive Officer from May 2006 to February 2007, our Senior Vice President of Corporate Relations from January 2004 to May 2006, and a regional manager in northern California from 1998 through January 2004. Mr. Westfall has over 35 years experience as a line manager for consulting engineering firms, and has served as city engineer for seven California cities. Mr. Westfall received his B.S. in Civil Engineering from the University of Southern California in 1962, and a M.B.A. from Pepperdine University in 1980. Mr. Westfall is a fellow of The Society of American Military Engineers and has been active in numerous other professional associations. During 1997, he served as the National President for The American Public Works Association, the first private consultant to hold this position. Mr. Westfall has served on and chaired national committees for the American Council of Engineering Companies, and in 2004 was made an Honorary CLOD (past president) of the County Engineers Association of California, the first private consultant to be accorded this honor, as well. He is a registered civil engineer in California, Hawaii, Idaho, Nevada and Washington.

Thomas D. Brisbin joined our Board of Directors in April 2007, when he was also appointed our President and Chief Executive Officer. Dr. Brisbin previously was vice president of and consultant for AECOM Technology Corporation since spring 2004. At AECOM, a company focused on infrastructure, environment and facilities engineering contracts, Dr. Brisbin was responsible for developing the company’s environmental business. Prior to joining AECOM, Dr. Brisbin was chief operating officer and executive vice president of Tetra Tech, Inc., a leading provider of consulting, engineering and technical services, for five years. Prior to that, he was employed by Planning Research Corporation (“PRC”), a wholly-owned subsidiary of The Black & Decker Corporation, in 1978 and was co-founder and President of PRC Environmental Management, Inc. During his 17-year tenure at PRC, he was involved in all aspects of operations, marketing and finance. Before joining PRC, he was a research associate at Argonne National Laboratory. He has also served as an adjunct professor at the Illinois Institute of Technology. Dr. Brisbin holds a B.S. degree from Northern Illinois University and a Ph.D. in Environmental Engineering from Illinois Institute of Technology. He also completed Harvard Business School’s Advanced Management Program in 1988.

Linda L. Heil has served as a member of our Board of Directors since May 2006 and currently is our largest individual stockholder. Mrs. Heil is the widow of Dan Heil who co-founded the company in 1964. Mr. Heil served as our Chief Executive Officer and Chairman from the company’s inception until 1993, and then again from 1995 until his passing in May 2006. Mrs. Heil is retired from active employment but has been a licensed real estate agent since 1977 and has practiced periodically.

W. Tracy Lenocker served as a member of the Board of Directors periodically since the 1980s and continuously from 1997 through February 2007. After serving as our interim President and Chief Executive Officer from February 2007 through April 2007, he once again joined our Board of Directors in April 2007. Mr. Lenocker also serves as the chairperson of both the compensation and nominating and corporate governance committees of the Board of Directors, and previously served on the Company’s audit committee. Mr. Lenocker is currently the President and majority owner of Civilsoft which provides civil engineering and geographic information systems, or GIS, software worldwide. He also founded Lenocker & Associates in 1995 which provides GIS services to public agencies. He has worked in both the public and private engineering sectors in California and Florida. Mr. Lenocker was a part-time instructor in civil engineering at California State University, Long Beach from 1980 to 1991. He is past chairman of the American Society of Civil Engineers, or ASCE, Committee on Computer Practices and received the national ASCE award in Computing in Civil Engineering. Mr. Lenocker received a B.S. in Civil Engineering in 1975 from the University of Florida, and a M.S. in Civil Engineering from California State University, Long Beach in 1980. Mr. Lenocker is a registered civil engineer in California.

Keith W. Renken joined our Board of Directors in September 2006. He is the chairperson of the Company’s audit committee and a member of both the compensation and nominating and corporate governance committees. Mr. Renken retired in 1992 as Senior Partner and Chairman, Executive Committee of Southern California, for the public accounting firm Deloitte & Touche. He currently is an adjunct professor in the Marshall School of Business at the University of Southern California. He serves as a director on the boards of two publicly held companies, East West Bancorp, Inc. since 2000 and 21st Century Insurance Group since 2002. Mr. Renken is a Certified Public Accountant in the states of Arizona and California, as well as a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. He received a B.S. in Business Administration in 1957 from the University of Arizona, and a M.S. in Business Administration from the University of Arizona in 1959.

Chell Smith joined our Board of Directors in September 2006.  She is a member of the Company’s audit, compensation and nominating and corporate governance committees. Since October 2006, Ms. Smith has held the position of Chief Operating Officer for LRN, Inc., a privately held company in the governance, compliance and ethics space. Ms. Smith was the Chief Executive Officer, Americas for

Capgemini, a global consulting and technology services company, formerly Cap Gemini Ernst & Young. Ms. Smith was responsible for Capgemini’s North American operations from April 2004 until she retired in June 2005. Prior to holding this position, she served as Capgemini’s Group Managing Director—Global Operations from December 2002 to April 2004 and its Managing Director—Technology Services from May 2000 to December 2002. Previously, she was Partner and Global Practice Leader—Critical Technologies for Ernst & Young, LLP from October 1997 to May 2000. Ms. Smith held other management and partnership positions within Ernst & Young from January 1989 through October 1997. She currently serves as a director on the board of ITSolutions, LLC.

John M. Toups joined our Board of Directors in April 2007. He served as President and Chief Executive Officer of PRC from 1978 until his retirement in 1987. Prior to that, Mr. Toups served in various executive positions with PRC. For a short period of time in 1990, he served as interim Chairman of the Board of Directors and Chief Executive Officer of the National Bank of Washington and Washington Bancorp. Mr. Toups serves as a director of three public companies: Halifax Corporation, an electronic services company, GTSI Corp., a reseller of software and hardware, and NVR, Inc., a homebuilding and mortgage banking company. In addition, he serves as a director of two privately held companies, Information Technology Analysis Corporation (“ITAC”), an information technology services firm, and Dewberry & Davis, an engineering services firm. Mr. Toups received his B.S. in Civil Engineering from the University of California, Berkeley in 1949. He is a registered civil engineer in California and Maryland and a fellow of the American Society of Civil Engineers.

The Board of Directors

Corporate Governance

The Company is managed under the direction of a Board of Directors composed of seven members, of which the Board has determined that four of the members are independent under the rules of the Nasdaq Global Market.

Board members are expected to attend each Board meeting and each meeting of any committee on which each Board member serves and are encouraged to attend the Annual Meeting of Stockholders. The Board of Directors met 13 times in 2006. All in-person and telephonic meetings were held prior to the Company’s initial public offering in November 2006. Each incumbent director, with the exception of Dr. Brisbin and Mr. Toups who were not directors in 2006, attended at least 75% of the total number of meetings of the Board of Directors and of each committee on which he or she served during 2006. Each incumbent director, with the exception of Dr. Brisbin and Mr. Toups who were not directors in 2006, attended the 2006 Annual Meeting. Stockholders or other interested parties may communicate with members of the Board of Directors individually or with the Board of Directors as a whole by sending a letter to the appropriate director or the Board of Directors in care of the Assistant Secretary of the Company at the address shown below under “—Communications with the Board of Directors.”

Executive Sessions

Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all those who are not Company officers or employees and include directors, if any, who are not independent by virtue of the existence of a material relationship with the Company, former status or family relationship or for any other reason. Execution sessions are led by a “Lead Director.”  An executive session is held in conjunction with each regularly scheduled quarterly Board meeting and other sessions may be called by the Lead Director in his own discretion or at the request of the Board. Keith W. Renken has been designated as the Lead Director.

Director Independence

The Company has established standards of independence for the Board of Directors that comply with the standards of independence set forth in the Marketplace Rules of the Nasdaq Global Market and the Exchange Act. Under these standards of independence, for a director to be considered independent, the director must, among other things, not be an officer or employee of the Company or its subsidiaries and the director must not have a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board of Directors has determined that Mr. Renken, Ms. Smith, Mr. Lenocker and Mr. Toups are “independent” directors under the standards set forth in the Corporate Governance Standards of the Nasdaq Global Market (the “Nasdaq Rules”). The Board of Directors has deemed Mr. Lenocker to be an independent director under the Nasdaq rules notwithstanding the fact that he served briefly as the Company’s interim President and Chief Executive Officer from February 2007 to April 2007. The Board of Directors determined that Mr. Lenocker’s former status as interim President and Chief Executive Officer is not material to the determination of independence and also relied on Nasdaq Interpretive Material in determining that Mr. Lenocker could be deemed an independent director after serving in this interim capacity. Mr. Lenocker, however, does not meet the independent standards set forth under the Exchange Act as they apply to audit committee membership and, therefore, he cannot currently serve on the Audit Committee.

Committees

In connection with the Company’s initial public offering in November 2006, the Board of Directors authorized three standing committees:  the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charters for each of these committees are available on the Company’s website at www.willdangroup.com under “Investor Relations—Corporate Governance—Governance Documents” or are available in print to any stockholder who requests a copy from the Company’s Assistant Secretary. Each of these committees is composed of only independent directors and regularly reports to the Board of Directors as a whole.

Audit Committee.   The Board’s Audit Committee consists of Mr. Renken, Ms. Smith and Mr. Toups, each of whom the Board has determined is an independent director and meets the independence requirements for audit committee members under the Nasdaq Rules and the Exchange Act. Mr. Renken is the chairman of the committee and has been designated by the Board as an Audit Committee financial expert. Each of the other members of the Audit Committee is financially literate. Mr. Lenocker served on the Audit Committee from November 2006 until his appointment as the Company’s interim President and Chief Executive Officer in February 2007. The Audit Committee met one time during 2006 after its formation in November 2006, with all members at that time attending. Mr. Toups was appointed to the Audit Committee in April 2007. Because he was not a member of the Audit Committee at the time that the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2006, Mr. Toups is not listed in the “Report of the Audit Committee” below.

Under the terms of the Audit Committee Charter, the purpose of this Committee is to assist the Board in overseeing the integrity of the Company’s financial statements and financial reporting, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal reporting and audit functions, and the Company’s disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee confers formally with the Company’s independent registered public accounting firm, as well as with members of management to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged. The Audit Committee engages our independent registered public accounting firm and reviews and approves the scope of the audit conducted by the independent registered public accounting firm.

Compensation Committee.   The Board’s Compensation Committee consists of Messrs. Lenocker and Renken and Ms. Smith, each of whom the Board has determined is an independent director under the Nasdaq Rules. The Compensation Committee is responsible for establishing and governing the compensation and benefit practices of the Company. The Compensation Committee Charter requires that the Compensation Committee consist of two or more members of the Board, each of whom satisfies the independence requirements under Nasdaq Rules and the Exchange Act. At all times during fiscal 2006 after its formation in November 2006, the Compensation Committee consisted of at least two members of the Board, each of whom the Board has affirmatively determined satisfies these independence requirements. The Compensation Committee met one time during fiscal 2006 after its formation in November 2006, with all members attending.

The Compensation Committee assists the Board of Directors in determining the compensation of the Company’s executive officers and senior management, recommends to the Board annual and long-term compensation for the Company’s executive officers and senior management and prepares an annual report on its activities and determinations for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations. In addition to its annual review of the compensation of the Company’s officers, the Compensation Committee administers the Company’s Stock Incentive Plan and Employee Stock Purchase Plan. The committee has the authority to designate officers, directors or key employees eligible to participate in the plans, to prescribe the terms of any award of stock options, to interpret the plans, and to make all other determinations for administering the plans. Our Chief Executive Officer recommends to the Compensation Committee salary, annual bonus and long-term compensation levels for less senior officers, including the other Named Officers (as defined below). Our other executive officers, including the other Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other senior executive officers.

The Compensation Committee is authorized to retain and terminate any compensation consultant engaged to assist in the evaluation of the compensation of our senior executive officers (including all of the Named Officers). The Compensation Committee has not retained the services of a compensation consulting firm.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee consists of Messrs. Lenocker and Renken and Ms. Smith, each of whom the Board has determined is an independent director under the Nasdaq Rules. The Nominating and Corporate Governance Committee did not meet in 2006 following its formation in November 2006.

The Nominating and Corporate Governance Committee works with the Board of Directors to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee and the Board take into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a publicly traded company; understanding of our business; education and professional background, including current employment and other board memberships; and reputation for integrity. These factors, and others considered useful by the Nominating and Corporate Governance Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. After assessing the perceived needs of the Board, the Nominating and Corporate Governance Committee identifies specific individuals and looks to well respected companies as a potential source of director candidates with relevant experience. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members. The Nominating and Corporate

Governance Committee establishes procedures for the nomination process and recommends candidates for election to the Board.

Consideration of new Board nominee candidates involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members or employees typically suggest candidates for nomination to the Board. In 2006, we did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates.

Director Nominations by Stockholders

The Board of Directors will consider director candidates recommended by stockholders for inclusion on the slate of directors nominated by the Board of Directors. Any stockholder may submit one candidate for consideration in conformity with the Bylaws and as set forth hereafter under the caption “Other Matters—Stockholder Proposals.” Stockholders wishing to recommend a candidate must submit the recommendation to the Nominating and Corporate Governance Committee, c/o the Assistant Secretary, Willdan Group, Inc., 2401 E. Katella Avenue, Suite 300, Anaheim, CA 92806. If a nominating stockholder is not a record holder, the stockholder must provide the same evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

At the time the nominating stockholder submits the recommendation, the candidate must submit all information about the candidate that the Company would be required to disclose in a proxy statement in accordance with Exchange Act rules. In addition, at that time the candidate must:

•       Certify that he or she meets the requirements to be: (a) independent under the independence requirements of the Nasdaq Rules, (b) a non-management director under Rule 16b-3 of the Exchange Act, and (c) an outside director under Section 162(m) of the Internal Revenue Code (the “Code”);

•       Consent to serve on the board of directors, if nominated and elected; and

•       Agree to complete, upon request, a customary director’s or officer’s questionnaire.

The Nominating and Corporate Governance Committee will evaluate any stockholder-recommended candidate to determine whether he or she is highly-qualified. Particular consideration will be given to those individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience and integrity would be expected to contribute to the best interests of the Company and to long-term stockholder value. Without limitation, the committee recommends individuals who have a general management focus, have specialization in the Company’s principal business activities or finance, have significant experience in issues encountered by public companies and who could contribute to the diversity of the board. The Nominating and Corporate Governance Committee evaluates stockholder-recommended candidates in the same way it evaluates candidates proposed from other sources.

Codes of Ethics

The Company expects that all of its directors, officers and employees will maintain a high level of integrity in their dealings with and on behalf of the Company and will act in the best interests of the Company. The Company has adopted a Code of Ethical Conduct which provides principles of conduct and ethics for the Company’s directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Global Market Rules. This Code of Ethical Conduct is available on the Company’s website at www.willdangroup.com under “Investor Relations—Corporate Governance—Governance Documents” and is also available in print to any stockholder who requests a copy from the Company’s Secretary.

Material Litigation

There are currently no ongoing material proceedings in which any director or executive officer is a party adverse to the Company or any of its subsidiaries, or in which any director or executive officer has a material interest adverse to the Company or any of its subsidiaries.

Communications with the Board of Directors

Individuals may contact the Company’s entire Board of Directors or an individual director by sending a written communication to the Board or such director in care of:

Corporate Secretary
Willdan Group, Inc.
2401 E. Katella Avenue, Suite 300
Anaheim, CA 92806

Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent. Each communication will be reviewed by the Company’s Secretary or Assistant Secretary to determine whether it is appropriate for presentation to the Board or such director. Advertisements, solicitations or hostile communications will not be presented. Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

A stockholder wishing to communicate directly with the non-management members of the board may address the communication to “Non-Management Directors, c/o Board of Directors” at the same address above. These communications will be handled by the chairman of the audit committee, who is currently designated to preside at the meetings of non-management directors. Finally, communications can be sent directly to individual directors by addressing letters to the director’s individual name, c/o the Board of Directors, at the address above.

Director Compensation for Fiscal 2006

The following table presents information regarding the compensation paid during fiscal 2006 to individuals who were members of our Board of Directors at any time during fiscal 2006 and who were not also our employees (referred to herein as “Non-Employee Directors”). The compensation paid to any director who was also one of our employees during fiscal 2006 is presented below in the “Summary Compensation Table—Fiscal 2006” and the related explanatory tables. Such employee-directors are generally not entitled to receive additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards($) (2)(3)(4)	All Other Compensation($) (5)	Total($)
W. Tracy Lenocker(1)	70,249	1,303	—	71,552
Linda L. Heil	35,824	1,303	159,638	196,765
Keith W. Renken	29,000	1,303	—	30,303
Chell Smith	23,000	1,303	—	24,303

(1)          Effective February 8, 2007, Mr. Lenocker resigned from the Board of Directors and began serving as interim Chief Executive Officer and President of the Company. In connection with the commencement of employment of Thomas D. Brisbin, the Company’s new President and Chief Executive Officer, on April 2, 2007, the Company re-appointed Mr. Lenocker to the Board of Directors and to the Compensation Committee and Nominating and Governance Committee of the Board of Directors.

(2)          The amounts reported under “Option Awards” above reflect the aggregate dollar amounts recognized for option awards for financial statement reporting purposes with respect to fiscal 2006 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of option awards contained in Note 5 (Stock Options) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2006 Annual Report to Stockholders filed on Form 10-K, which note is incorporated herein by reference. No stock awards were granted to our Non-Employee Directors during fiscal 2006.

(3)          As described below, we granted each of our Non-Employee Directors an award of 2,000 stock options, subject to stockholder approval of the Company’s 2006 Stock Incentive Plan at the Annual Meeting. Each of the stock option awards had a value (for financial statement reporting purposes) equal to $7,816 on the grant date. For fiscal 2006, an expense of $1,303 was recognized for financial statement reporting purposes for each of the stock option awards. See footnote (2) above for the assumptions used to value these awards.

(4)          As of December 29, 2006, each of our Non-Employee Directors held 2,000 outstanding and unexercised stock options, and no Non-Employee Director held any outstanding and unvested stock awards.

(5)          The amount reported under “All Other Compensation” with respect to Mrs. Heil includes the total estimated value of medical benefit coverage for Mrs. Heil and her two dependents that was granted to her during fiscal 2006.

Compensation for Non-Employee Directors during fiscal 2006 generally consisted of an annual retainer, fees for attending meetings, fees for work related to board committees and a stock option award. In addition, as indicated above, in May 2006 the Board of Directors approved lifetime health insurance coverage for Mrs. Heil and health insurance coverage for her two dependents until they reach the maximum age for dependent coverage under the Company’s health insurance policy.

Annual Retainer and Meeting Fees

The following table sets forth the schedule of meeting fees and annual retainers for each Non-Employee Director in effect during fiscal 2006:

Type of Fee	Dollar Amount
Annual Board Retainer	$30,000
Additional Annual Retainer to Chair of Audit Committee	$5,000
Additional Annual Retainer to Chair of Compensation Committee	$2,500
Additional Daily Fee for Personal Attendance at Board, Stockholder or Committee Meetings	$2,500
Additional Daily Fee for Telephonic Attendance at Board, Stockholder or Committee Meetings	$1,500

All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors.

Stock Option Awards

In November 2006, each Non-Employee Director was granted an award of 2,000 stock options under the Company’s 2006 Stock Incentive Plan, subject to stockholder approval of the plan at the Annual Meeting. The stock option awards were granted with a per-share exercise price equal to the fair market value of a share of the Company’s Common Stock on the grant date. For these purposes, and in accordance with the terms of the 2006 Stock Incentive Plan and the Company’s equity award grant practices, the fair market value is equal to the closing price of a share of the Company’s Common Stock on the Nasdaq Global Market on the grant date.

Each stock option granted to our Non-Employee Directors in fiscal 2006 will be fully vested as of May 22, 2007. Beginning in fiscal 2007, stock options granted to our Non-Employee Directors will be subject to a two (2) year vesting schedule, with 50% of the option vesting on each of the first and second anniversaries of the grant date. Once vested, each stock option will generally remain exercisable until its normal expiration date. The stock options granted to our Non-Employee Directors in fiscal 2006 have a term of ten (10) years. Outstanding stock options, however, may terminate earlier in connection with a change in control transaction or a termination of the Non-Employee Director’s services as a director. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the stock option will immediately terminate upon a termination of the Non-Employee Director’s services as a director. The Non-Employee Director will generally have three (3) months to exercise the vested portion of the stock option following a termination of service. This period is extended to twelve (12) months if the termination is on account of the Non-Employee Director’s death or permanent disability. The options granted to Non-Employee Directors in fiscal 2006 do not include any dividend or dividend equivalent rights.

The Board of Directors administers the 2006 Stock Incentive Plan as to Non-Employee Director awards and has the ability to interpret and make all required determinations under the plan, subject to plan limits. This authority includes making required proportionate adjustments to outstanding awards to reflect any impact resulting from various corporate events such as reorganizations, mergers and stock splits. Pursuant to the terms of the 2006 Stock Incentive Plan, stock options granted to our Non-Employee Directors will generally vest on an accelerated basis in connection with a change in control of the Company to the extent such awards are not substituted or assumed by a successor in connection with the transaction.

Vote Required for Election of Each Director

Election of each director requires the affirmative vote of a plurality of all of the votes cast on the matter at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES. PROXIES RECEIVED WILL BE VOTED “FOR” EACH OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

PROPOSAL 2:

RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm to audit its financial statements for the year ending December 28, 2007.

Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request approval of this appointment by the stockholders. If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain KPMG LLP, and may decide to retain them notwithstanding the vote. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. In addition, if KPMG LLP should decline to act or otherwise become incapable of acting, or if the employment should be discontinued, the Audit Committee will appoint a substitute independent public registered public accounting firm. A representative of KPMG LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Principal Accountant’s Fees and Services

For the fiscal years 2006 and 2005, the Company was billed by KPMG LLP for services in the following categories:

Audit Fees

Fees for audit services provided by KPMG for fiscal year 2006 totaled $1,284,023 and included fees for the 2006 annual audit along with fees for audit services performed in connection with the Company’s initial public offering.  The initial public offering related services included audits of the Company’s consolidated financial statements for fiscal years 2005 and 2004 performed during fiscal 2006. No fees were billed by KPMG during fiscal year 2005.

Audit-Related Fees

No fees for audit-related services were billed by KPMG LLP in 2006 and 2005.

Tax Fees

No fees for tax services, including tax return preparation, tax compliance, tax advice and tax planning, were billed by KPMG LLP in 2006 or 2005.

All Other Fees

There were no fees paid for any other services not described above in 2006 or 2005.

The Company has been advised by KPMG LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

Audit Committee Pre-Approval Policy

Consistent with SEC policies regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, including audit services, audit-related services, tax services, and other services. In some cases, the full

Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

Vote Required for Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of all the votes cast on the matter at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 28, 2007. PROXIES RECEIVED WILL BE VOTED “FOR” RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

PROPOSAL 3:

APPROVAL OF THE WILLDAN GROUP, INC.
2006 STOCK INCENTIVE PLAN

General

At the Annual Meeting, stockholders will be asked to re-approve the Willdan Group, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), which was adopted by the Board of Directors and received stockholder approval on June 12, 2006.

The Board of Directors approved the 2006 Plan based, in part, on a belief that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2006 Plan are an important attraction, retention and motivation tool for participants in the plan.

If stockholders re-approve the 2006 Plan, 300,000 shares of the Company’s common stock will be made available for award grants under the 2006 Plan. If stockholders do not re-approve the 2006 Plan, the Company will not have the authority to grant stock-based awards under the 2006 Plan or under any other plan, and all options previously granted under the 2006 Plan will be cancelled.

Summary Description of the 2006 Stock Incentive Plan

The principal terms of the 2006 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2006 Plan, which appears as Exhibit I to this Proxy Statement.

Purpose

The purpose of the 2006 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, executives, officers, employees, consultants and advisors through the grant of incentive stock options (“ISOs”), as defined in Section 422 of the Code, and nonstatutory stock options (“NSOs”), which we refer to collectively as “Awards.”  Awards are also intended to further align the interests of Award recipients and our stockholders.

Shares Reserved

Up to 300,000 shares of our common stock are reserved for issuance pursuant to Awards granted under the 2006 Plan. The shares subject to the 2006 Plan, the limitations on the number of shares that may be awarded under the 2006 Plan, and the number of shares subject to and exercise prices of Awards outstanding under the 2006 Plan are subject to adjustment by the Committee (as defined below) to reflect any stock dividend or split, recapitalization, merger, consolidation, combinations or exchanges of shares or similar corporate change.

To the extent permitted by applicable law or the rules or regulations of the Nasdaq Global Market (or any national securities exchange on which our shares are listed), shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an Award granted under the 2006 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any Award, will be available for subsequent Awards under the 2006 Plan. In addition, shares subject to Awards that have expired, been forfeited or otherwise terminated without having been exercised will be available for subsequent Awards under the 2006 Plan. Shares issued under the 2006 Plan may be previously authorized but unissued shares, treasury shares or reacquired shares bought on the open market.

Administration

Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2006 Plan. Our Board of Directors has delegated general administrative authority for the 2006 Plan to the Compensation Committee of the Board of Directors. The appropriate acting body, be it our Board of Directors, the Compensation Committee, or another committee appointed by our Board of Directors, is referred to as the “Committee.”

The Committee has the authority to:

•       select the individuals who will receive Awards;

•       determine the type or types of Awards to be granted;

•       determine the number of Awards to be granted and the number of shares to which an Award will relate;

•       determine the terms and conditions of any Award, including the exercise price, the exercisability of an Award, and any restrictions or limitations;

•       determine the terms of settlement of any Award;

•       prescribe the form of Award agreement;

•       decide all other matters that must be determined in connection with an Award;

•       establish, adopt or revise rules for administration of the 2006 Plan;

•       interpret the terms of the 2006 Plan and any matters arising under the 2006 Plan or any Award agreement; and

•       make all other decisions and determinations as may be necessary to administer the 2006 Plan.

The Committee (with the approval of our Board of Directors) may also terminate or amend the 2006 Plan. Termination of, or amendments to, the 2006 Plan are subject to stockholder approval to the extent required by law, or the rules or regulations of the Nasdaq Global Market (or any national securities exchange on which our shares are listed). Additionally, stockholder approval will be specifically required to increase the number of shares available for issuance under the 2006 Plan, to permit the granting of options for our common stock with an exercise price that is below fair market value on the date of grant, or to extend the term of an option beyond ten years.

Eligibility

Awards under the 2006 Plan may be granted to individuals who are directors, officers or employees of, or consultants and advisors providing services to, the Company or its subsidiaries. However, options that are intended to qualify as ISOs may only be granted to employees.

Awards

The following briefly describes the principal features of the stock options that may be granted under the 2006 Plan.

Options provide for the right to purchase our common stock at a specified price, and usually will become exercisable at the discretion of the Committee in one or more installments after the grant date. The option exercise price may be paid in cash, by check, promissory note, shares of our common stock which have been held by the option holder for longer than six months, or other property with equal value acceptable to the Committee, or through other methods as the Committee may approve from time to time. Options may take two forms, nonstatutory stock options, or NSOs, and incentive stock options, or ISOs.

NSOs may be granted for any term specified by the Committee, but shall not exceed ten years. Unless an Award agreement provides otherwise, NSOs (whether vested or unvested) will terminate immediately upon termination of the participant’s employment or services with us for cause. NSOs may not be granted at an exercise price that is less than the fair market value of our common stock on the date of grant.

ISOs will be designed to comply with the relevant provisions of the Code, including regulations promulgated thereunder, and will be subject to certain restrictions contained in the Code in order to qualify as ISOs. Among such restrictions ISOs must:

•       have an exercise price not less than the fair market value of our common stock on the date of grant or, if granted, to certain individuals who own or are deemed to own at least 10% of the total combined voting power of all of our classes of stock, or 10% stockholders, then such exercise price may not be less than 110% of the fair market value of our common stock on the date of grant;

•       be granted only to our employees and employees of our subsidiary corporations;

•       expire with a specified time following the option holder’s termination of employment;

•       be exercised within ten years after the date of grant, or with respect to 10% stockholders, no more than five years after the date of grant; and

•       not first become exercisable in any calendar year with respect to shares having a value of more than $100,000, determined based on the fair market value of the shares on the date of grant.

No ISO may be granted under the 2006 Plan after ten years from the date our Board of Directors approved the 2006 Plan. No participant may be granted Awards in any one calendar year covering more than 100,000 shares in the aggregate.

Change of Control

Upon a change of control (as defined in the 2006 Plan), all Awards will become fully exercisable and all restrictions will lapse if the Awards are converted, assumed, or replaced by a successor and the participant’s employment with us or the successor entity is terminated by us or the successor entity without cause within 90 days following the date of the change of control. If a change of control occurs and Awards are not converted, assumed, or replaced by a successor, all outstanding Awards shall become fully exercisable and all restrictions will lapse upon the change of control. In addition, the Committee may cause the Awards to terminate but will give the holder of the Awards the right to exercise their outstanding Awards for a period of time prior to the change of control, the length of which shall be determined by the Committee in its sole and absolute discretion.

Adjustments upon Certain Events

The number and kind of securities subject to an Award and the exercise price are subject to adjustment by the Committee to reflect any stock dividend or split, recapitalization, merger, consolidation, combination or exchanges of shares or similar corporate change.

Awards Not Transferable

The Awards may not be pledged, encumbered or hypothecated other than to the Company or one of our subsidiaries. Generally, the Awards may not be assigned or transferred other than by will or by laws of descent and distribution. A participant may, in a manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any Award upon the participant’s death.

Miscellaneous

As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any Award, we require participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations, subject to the discretion of the Committee to disapprove of such use.

Term

The 2006 Plan will expire and no further Awards may be granted after the tenth anniversary of its approval by our Board of Directors.

Federal Income Tax Consequences of Awards under the 2006 Plan

The U.S. federal income tax consequences of the 2006 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2006 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an Award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to NSOs, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to ISOs the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

If an Award is accelerated under the 2006 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered).

Specific Benefits under the 2006 Stock Incentive Plan

Our Board of Directors has approved certain stock option grants under the 2006 Plan. Each of these grants is set forth in the following table and is subject to stockholder approval of the 2006 Plan.

Name and Position	Number of Shares Underlying Stock Options
Executive Group(1)
Dan W. Heil, Former President, Chief Executive Officer and Chairman of the Board	—
Win Westfall, President, Chairman of the Board and former President and Chief Executive Officer	10,000	(2)
Mallory McCamant, Senior Vice President, Chief Financial Officer	10,000	(2)
Richard Kopecky, Former Senior Vice President and President and Chief Executive Officer of Willdan subsidiary	—
Total for Executive Group	20,000
Non-Executive Director Group (4 persons)	8,000	(3)
Non-Executive Officer Employee Group	0

(1)          As indicated above, effective February 8, 2007, Mr. Westfall resigned from his position as President and Chief Executive Officer of the Company. Mr. Westfall is continuing in his position as Chairman of the Board. Effective February 6, 2007, Mr. Kopecky’s employment as Senior Vice President and

President and Chief Executive Officer of the Company’s Willdan subsidiary terminated. Mr. Kopecky remains with the Company in a new role at Public Agency Resources, another subsidiary of the Company.

(2)          These options were granted on November 21, 2006 with a per share exercise price equal to $10.00, the initial public offering price of our common stock. Each option was fully vested upon the date of grant and has a maximum term of 2 years from the date of grant, subject to earlier termination in connection with certain changes in control of the Company or certain termination of employment events. These option grants will not be effective if stockholders do not approve the proposed 2006 Plan.

(3)          These options were granted on November 22, 2006 with a per share exercise price equal to $10.64. Each option will have a maximum term of 10 years from the date of grant, subject to earlier termination in connection with certain changes in control of the Company or certain termination of service events. Each option is scheduled to vest on May 22, 2007. These option grants will not be effective if stockholders do not approve the proposed 2006 Plan.

In addition to the grants described in the table above, on April 2, 2007, the Company granted Dr. Brisbin an option to purchase 100,000 shares of common stock of the Company at an exercise price of $9.30 per share, the closing price of the Company’s common stock on that date, under the 2006 Plan. The option will vest in substantially equal annual installments over the three-year period following the date of the grant. This option grant will not be effective if stockholders do not approve the proposed 2006 Plan. The Company is not currently considering any other specific award grants under the 2006 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2006, see the material under the heading “Executive Compensation” below.

The closing market price for a share of the Company’s common stock as of April 26, 2007 was $9.99 per share.

Vote Required for Approval of the 2006 Stock Incentive Plan

The Board of Directors believes that the adoption of the 2006 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board of Directors are eligible for awards under the 2006 Plan and thus have a personal interest in the approval of the 2006 Plan.

Approval of the 2006 Plan requires the affirmative vote of a majority of the common stock present, or represented, and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2006 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT I HERETO. PROXIES RECEIVED WILL BE VOTED “FOR” APPROVAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains two equity compensation plans: the 2006 Plan and the Employee Stock Purchase Plan (the “ESPP”). Stockholders are being asked to re-approve the 2006 Plan at the Annual Meeting, as described above. (For purposes of the following table, both the 2006 Plan and the ESPP are being treated as “equity compensation plans approved by stockholders.”)

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding options (each such outstanding option subject to stockholder re-approval of the 2006 Plan at the Annual Meeting, as indicated above), the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 29, 2006.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	28,000	(1)(2)	$10.19	(1)	572,000	(1)(2)
Equity compensation plans not approved by stockholders	N/A		N/A		N/A
Total	28,000		$10.19		572,000

(1)          As indicated above, these stock options have been granted under the 2006 Plan, which our Board of Directors has adopted subject to stockholder re-approval of the plan at the Annual Meeting. If stockholders do not re-approve the 2006 Plan at the Annual Meeting, these stock options will not become effective.

(2)          Of the aggregate number of shares that remained available for future issuance, 272,000 shares were available under the 2006 Plan and 300,000 shares were available under the ESPP.

PRINCIPAL STOCKHOLDERS

Except as otherwise noted, the following table sets forth information as of April 2, 2007 with respect to the Named Officers (as defined below under “Compensation Discussion and Analysis”), the Company’s directors and executive officers as a group and persons known by the Company to own beneficially more than 5% of the outstanding shares of its Common Stock, based upon Schedule 13G and Schedule 13D reports filed with the Securities and Exchange Commission (“SEC”).

Unless otherwise noted below, the address of the persons listed on the table is c/o Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806. The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as otherwise noted, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock reflected as beneficially owned, subject to applicable community property laws. We had 7,175,640 shares of common stock outstanding on April 2, 2007.

Name and Address of Stockholder	Amount of Beneficial Ownership	Percent of Common Stock
Executive Officers and Directors
Dan W. Heil(1)	—	*
Win Westfall(2)	12,000	*
Thomas D. Brisbin	—	*
Mallory McCamant(3)	12,000	*
Richard Kopecky(4)	336,020	4.7%
Linda L. Heil(5)	922,120	12.8%
W. Tracy Lenocker(6)	202,000	2.8%
Keith W. Renken(7)	8,000	*
Chell Smith(7)	3,000	*
John M. Toups	—	*
All directors and executive officers as a group (8 persons)(8)	1,159,120	16.1%
5% Stockholders
Jeffrey L. Feinberg(9)	450,000	6.3%
2775 Via de la Valle, Suite 204 Del Mar, CA 92014
JLF Asset Management, L.L.C.(9)	450,000	6.3%
2775 Via de la Valle, Suite 204 Del Mar, CA 92014
Royce & Associates, LLC	400,000	5.6%
1414 Avenue of the Americas New York, NY 10019

*                    The percentage of shares beneficially owned by this executive officer or director does not exceed one percent of the Company’s outstanding common stock.

(1)          Mr. Heil passed away on May 15, 2006 and was our former President and Chief Executive Officer.

(2)          Consists of 2000 shares of common stock held directly by Mr. Westfall and 10,000 shares of common stock subject to options exercisable prior to June 1, 2007.

(3)          Includes 10,000 shares of common stock subject to options exercisable prior to June 1, 2007.

(4)          Consists of shares of common stock held in The Richard and Patricia Kopecky 1994 Family Trust.

(5)          Consists of 920,120 shares of common stock held in The 1994 Dan W. Heil and Linda Lee Heil Revocable Trust (“Trust”) and 2,000 shares of common stock subject to options exercisable prior to June 1, 2007. Mrs. Heil is the sole trustee and beneficiary of the Trust and has voting and investment control over our shares of common stock held therein.

(6)          Consists of 200,000 shares of common stock held in The 1996 Tracy and Joanne Lenocker Family Trust and 2,000 shares of common stock subject to options exercisable prior to June 1, 2007.

(7)          Includes 2,000 shares of common stock subject to options exercisable prior to June 1, 2007.

(8)          Includes Messrs. Westfall and Brisbin, Ms. McCamant, Mrs. Heil, Messrs. Lenocker and Renken, Ms. Smith and Mr. Toups.

(9)          Represents shares of common stock over which Jeffrey L. Feinberg and JLF Asset Management, L.L.C. have shared voting power.

MANAGEMENT

The following table sets forth the names, ages and positions of the executive officers and significant employees of the Company, and the date each became an officer of the Company. Executive officers and significant employees of the Company serve at the pleasure of the Board of Directors. During fiscal 2006, Ms. McCamant was employed pursuant to an employment agreement, as described below. In fiscal 2007, the Company entered into an employment agreement with each of Dr. Brisbin and Mr. Westfall, as described below and in the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2007.

Name	Age	Position
Executive Officers
Win Westfall	73	Chairman of the Board of Directors
Thomas D. Brisbin	54	President and Chief Executive Officer
Mallory McCamant	44	Chief Financial Officer, Senior Vice President and Assistant Secretary
Significant Employees
Del Conrad	61	Vice President of Financial Reporting & Compliance
David L. Hunt	54	President and Chief Executive Officer of Willdan subsidiary
Frank G. Tripepi	59	President and Chief Executive Officer of MuniFinancial subsidiary
Ross Khiabani	57	President and Chief Executive Officer of Arroyo Geotechnical subsidiary
Kenneth L. Bayless	60	President and Chief Executive Officer of American Homeland Solutions subsidiary

Biographical information concerning Mr. Westfall and Dr. Brisbin is set forth under the caption “Proposal 1. Election of Directions—Information Regarding Nominees and Directors.”

Mallory McCamant has served as our Chief Financial Officer since she rejoined us in January 2006. From January 2004 to December 2005, Ms. McCamant was the President and sole shareholder of Core Equities Corp., a business consulting firm in southern California which provided consulting services to Willdan and other business entities. From January 1996 to January 2004, Ms. McCamant served as our Senior Vice President and Chief Financial Officer. During this period, Ms. McCamant also served for two years as the President and Chief Executive Officer of our subsidiary, MuniFinancial. Ms. McCamant’s affiliation with us originally commenced in 1988 when she joined us as an administrative analyst. Prior to joining us she held positions at a financial institution and in commercial mortgage banking. Ms. McCamant received a B.A. in Political Science from the University of California, Irvine in 1984, and a M.B.A. in 1986 from the University of California, Irvine.

Del Conrad has been our Vice President of Financial Reporting and Compliance since April 2006. He oversees our timely compliance with all applicable reporting requirements and regulations. From 2002 until joining us, he developed a consulting practice that specialized in addressing public companies’ financial reporting problems and Sarbanes-Oxley compliance. From 1995 to 2002, Mr. Conrad was the Chief Financial Officer, Treasurer and Secretary at Troy Group, a technology company, where he managed its public offering. Prior to his work at Troy Group, Mr. Conrad spent 10 years as an audit partner with McGladrey & Pullen, LLP. He received a B.A. in Business Administration in 1972 from the University of Iowa.

David L. Hunt has been the President and Chief Executive Officer of our subsidiary, Willdan, since March 2007. Mr. Hunt originally joined Willdan in 1985 as a senior engineer, succeeding into the roles of supervising engineer, vice president and division manager and, since 2002, senior vice president and Orange County regional officer manager for Willdan. He has served on the boards of directors of the Company’s subsidiaries, Willdan and Arroyo Geotechnical, since 2003 and the board of directors of the Public Agency Resources subsidiary since 2005. Prior to joining Willdan, Mr. Hunt was with PRC Engineering for ten years as an engineer. Mr. Hunt earned Master’s and Bachelor’s degrees in Civil Engineering from California State University, Fullerton. He is a licensed civil engineer in California and is active in the American Society of Civil Engineers, the American Public Works Association, the League of California Cities and CELSOC (Consulting Engineers and Land Surveyors of California).

Frank G. Tripepi has been the President and Chief Executive Officer of our subsidiary, MuniFinancial, since June 2002. Prior to joining MuniFinancial, Mr. Tripepi served as the city manager of Rosemead, California for approximately 28 years. In April 2004, Mr. Tripepi received an appointment to the Board of Governors of the Rose Institute of State and Local Government. The Rose Institute conducts and publishes research on California government and politics. Mr. Tripepi received his B.A. in Political Science in 1969 from California State University, Fullerton.

Ross Khiabani has been the President and Chief Executive Officer of our subsidiary, Arroyo Geotechnical, since September 2003. Prior to joining Arroyo Geotechnical, he was the President of Leighton Consulting, a division of Leighton Group, Inc., where he spent 23 years. Mr. Khiabani has over 30 years experience in geotechnical engineering, including assignments in commercial, residential, industrial and institutional development, ports and harbors, public works, transportation (including major bridges, local roads, freeways and toll roads) and water and wastewater facilities. Mr. Khiabani received a B.S. in Geology from Pahlavi University in Iran and an M.S. in Geotechnical Engineering from California State University, Long Beach. He is a registered civil engineer in California, Arizona and Nevada, and a registered geotechnical engineer in California.

Kenneth L. Bayless is the President and Chief Executive Officer of our subsidiary, American Homeland Solutions, or AHS. He joined AHS in 2005, after his retirement as a Division Chief with the Los Angeles County Sheriff’s Department, or LASD. During his 33 years of service with the LASD, he worked closely with the 40 cities under contract for law enforcement services, specializing in the design and implementation of risk management training. As a member of the LASD, Mr. Bayless was significantly involved in the planning and security for the 1984 Olympic Games held in Los Angeles, California. During the Games, he commanded the Olympic Security Coordination Center, a multi-jurisdictional command center which directed security and emergency operations for the dozens of local, state and federal law enforcement agencies involved in security for the Games. He also has extensive emergency operations experience, including field command assignments and emergency operations center command during response to riots, earthquakes and fires. Mr. Bayless holds a B.A. in Psychology from the University of California, Los Angeles and a M.A. in Public Administration from the University of Southern California.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive officers and principal financial officer of the Company during fiscal 2006, and our one other executive officer as of the last day of fiscal 2006. These individuals are referred to as the “Named Officers” in this Proxy Statement and are listed in the “Summary Compensation Table—Fiscal 2006” under “Executive Compensation.”

The Company’s current executive compensation programs are determined and approved by the Compensation Committee of the Board. None of the Named Officers is currently a member of the Compensation Committee. The Company’s Chief Executive Officer recommends to the Compensation Committee the base salary, annual bonus and long-term compensation levels for other Named Officers. Our other executive officers, including the other Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to our Named Officers and our other senior executive officers.

Executive Compensation Program Objectives and Overview

The Company’s current executive compensation programs are intended to achieve three fundamental objectives:  (1) attract, retain and motivate qualified executives; (2) hold executives accountable for performance; and (3) align executives’ interests with the interests of our stockholders. As described in more detail below, the material elements of our current executive compensation program for Named Officers include a base salary, an annual bonus opportunity, 401(k) retirement benefits and, for certain Named Officers, a long-term equity incentive opportunity and/or severance protections for certain terminations of employment.

The table below lists each material element of our executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Element	Compensation Objectives Designed to be Achieved
Base Salary	• Attract, retain and motivate qualified executives
Annual Bonus Opportunity	• Hold executives accountable for performance
• Align executives’ interests with those of stockholders
• Attract, retain and motivate qualified executives
401(k) Retirement Benefits	• Attract, retain and motivate qualified executives
Long-Term Equity Incentives	• Align executives’ interests with those of stockholders
• Hold executives accountable for performance
• Attract, retain and motivate qualified executives
Severance and Other Benefits Upon Termination of Employment	• Attract, retain and motivate qualified executives

As illustrated by the table above, base salaries, 401(k) retirement benefits and severance and other termination benefits are all primarily intended to attract, retain and motivate qualified executives. We believe that in order to attract, retain and motivate top-caliber executives, we need to provide executives with predictable benefits that reward continued service. Some of the elements, such as base salaries, are generally paid out on a short-term or current basis. The other elements are generally paid out on a longer-term basis, such as upon retirement or other termination of employment. We believe that this mix of longer-term and short-term elements allows us to achieve our dual goals of attracting and retaining executives (with the longer-term benefits geared toward retention and the short-term awards focused on recruitment).

Our annual bonus opportunity is primarily intended to hold executives accountable for performance, although we also believe it aligns Named Officers’ interests with those of our stockholders and helps us attract, retain and motivate executives. Our long-term equity incentives are primarily intended to align Named Officers’ interests with those of our stockholders, although we also believe they help hold executives accountable for performance and help us attract, retain and motivate executives. The value of these benefits is dependent on performance. Each Named Officer’s annual bonus opportunity is paid out on an annual short-term basis and is designed to reward performance for that period. Long-term equity incentives are generally paid out or earned on a longer-term basis and are designed to reward performance over one or more years.

The individual compensation elements are intended to create a total compensation package for each Named Officer that we believe achieves our compensation objectives and provides competitive compensation opportunities. In determining the level of compensation to be paid to Named Officers, we do not generally factor in amounts realized from prior compensation paid to Named Officers or conduct a formal survey of the compensation paid by our peer group companies. We do, however, review publicly available compensation information for our peer group companies, which include publicly traded companies that we believe have operating characteristics most comparable to ours. For fiscal 2006, we selected the following companies as our peer group companies:  TetraTech, Inc., Michael Baker Corporation and TRC Companies, Inc. We believe that these peer group companies are comparable in industry sector, geographic location and growth pattern with the Company, compete with the Company for executive talent, and provide relevant comparative compensation data for the Company. These peer group companies are the same companies the Company selected as the industry index for purposes of the stock performance graph appearing in the Company’s 2006 Annual Report on Form 10-K, filed with the SEC. In addition, we subscribe to industry-related compensation surveys and services to remain informed about compensation trends in our industry.

Current Executive Compensation Program Elements

Base Salaries

Except for Ms. McCamant, during fiscal 2006, our Named Officers did not have employment agreements or other contractual rights to receive fixed base salaries. Ms. McCamant is employed pursuant to an employment agreement, which provided for an initial annualized base salary of $185,000 and which was amended on March 23, 2007 to increase the base salary level to $205,000. The Compensation Committee generally reviews base salaries for each Named Officer in the first quarter of each fiscal year. In determining fiscal 2006 base salaries for Named Officers, we considered the base salary levels in effect for comparable executives at our peer group companies, the experience and personal performance of the officer and internal comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

On March 29, 2007, the Company entered into an employment agreement (the “Westfall Employment Agreement”) with Mr. Westfall, our Chairman of the Board. The term of the agreement extends through December 31, 2007 and provides for an annualized base salary of $215,000.

Annual Bonuses

None of our Named Officers has a contractual right to a fixed actual or target bonus for any given year. Rather, our Named Officers are eligible for discretionary bonus grants by the Compensation Committee and the Board of Directors based on the results of our performance and the performance of each Named Officer. Named Officers must be actively employed for the last six months of the calendar year for which a bonus is paid in order to be eligible for a bonus, and must be employed with the Company at the time bonuses are paid.

Because Mr. Westfall was employed by the Company on April 1, 2007, the Westfall Employment Agreement provided for the payment of a cash bonus to Mr. Westfall in the amount of $202,500.

Retirement Benefits

The Company provides retirement benefits to the Named Officers under the terms of its tax-qualified 401(k) plan. In fiscal 2006, the Company made a matching contribution on behalf of each participant equal to 25% of the first $4,000 of compensation contributed to the plan by the participant. These Company contributions function as a retention incentive as they vest ratably over the first four (4) years of service (as determined under the plan) with the Company. The Named Officers participate in the plan on substantially the same terms as our other participating employees. The Company does not maintain any deferred compensation, defined benefit or supplemental retirement plans for its Named Officers.

Long-Term Equity Incentive Awards

Prior to June 2006, the Company did not maintain an equity incentive plan or grant any equity-based awards to Named Officers or other officers or employees. In June 2006, the Company adopted, subject to stockholder approval, the 2006 Stock Incentive Plan, which provides the Company the flexibility to grant stock options to employees, directors and consultants. In connection with the Company’s initial public offering, the Company granted stock options under the 2006 Stock Incentive Plan to two of the Named Officers, Mr. Westfall and Ms. McCamant, subject to stockholder approval of the plan at the Annual Meeting. The material terms of these stock options are described below under “Executive Compensation—Grants of Plan-Based Awards in Fiscal 2006.”

The Company believes that equity-based awards such as stock options are an integral part of the Company’s compensation philosophy in that they help align the interests of award recipients with those of our stockholders and encourage long-term performance. If stockholders approve the 2006 Stock Incentive Plan at the Annual Meeting, the Company expects to grant stock options under the plan to other Named Officers and employees.

Severance and Other Benefits Upon Termination of Employment or Change in Control

The Company believes that severance and other post-termination benefits can play a valuable role in attracting and retaining key executive officers. Accordingly, the Company provides certain of these protections to Mr. Westfall and Ms. McCamant, as described in more detail below. Our other Named Officers are not currently covered by any severance arrangement. The Compensation Committee evaluates the level of severance benefits, if any, to be provided to a Named Officer on a case-by-case basis, and in general, the Company considers these severance protections an important part of an executive’s compensation.

As described in more detail below under “Executive Compensation—Potential Payments Upon Termination or Change in Control” below, in May 2006, the Board of Directors approved lifetime health insurance coverage for Mr. Westfall. The Westfall Employment Agreement also provides for certain severance benefits in the event Mr. Westfall’s employment is terminated by the Company without cause prior to December 31, 2007, as described in the Company’s Current Report on Form 8-K, filed with the SEC on April 3, 2007. In addition, under her employment agreement, Ms. McCamant is generally entitled to six (6) months’ severance benefits in the event of a termination of employment by the Company without cause. The Company has determined that it is appropriate to provide Mr. Westfall and Ms. McCamant with these post-termination benefits in light of their positions with the Company and the desire to ensure that these valuable executives continue to provide dedicated service to the Company, and as part of their overall compensation package.

Under the terms of our 2006 Stock Incentive Plan, if a change in control of the Company occurs and outstanding equity awards are not converted, assumed or replaced by a successor, then all outstanding awards will generally become fully vested and exercisable. Although this vesting will occur whether or not a Named Officer’s employment terminates, we believe it is appropriate to fully vest equity awards in these change in control situations because such a transaction may effectively end the Named Officers’ ability to realize any further value with respect to equity awards. In addition, under the terms of the 2006 Stock Incentive Plan, if a change in control transaction occurs and outstanding awards are converted, assumed or replaced by a successor, a participant’s awards will generally become fully vested and exercisable to the extent the participant’s employment is terminated by the Company (or a successor) without cause within 90 days following the change in control.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and four other most highly compensated executive officers unless certain performance and other requirements are met. Our intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers, and we believe that a substantial portion of our current executive compensation program (including the stock options granted to our Named Executive Officers as described above) satisfies the requirements for exemption from the $1,000,000 deduction limitation. However, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible.

EXECUTIVE COMPENSATION

The following table presents information regarding compensation of our Named Officers for services rendered during fiscal 2006.

Summary Compensation Table—Fiscal 2006

Name and Principal Position(1)(3)	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)(4)	Total ($)
Dan W. Heil	2006	136,129	—	—	1,000	137,129
Former President, Chief Executive Officer and Chairman of the Board
Win Westfall	2006	181,356	—	16,375	20,959	218,690
Chairman of the Board and former President and Chief Executive Officer
Mallory McCamant	2006	185,016	133,000	16,375	12,314	346,705
Senior Vice President and Chief Financial Officer
Richard Kopecky	2006	210,018	—	—	11,684	221,702
Former Senior Vice President and former President and Chief Executive Officer of Willdan subsidiary

(1)          Mr. Heil passed away on May 15, 2006. On May 3, 2006, the Board of Directors elected Mr. Westfall to be our President and Chief Executive Officer. Effective February 8, 2007, Mr. Westfall resigned from his position as President and Chief Executive Officer, but continued thereafter in his capacity as Chairman of the Board, and Mr. Lenocker was appointed to serve as our interim President and Chief Executive Officer until a successor was appointed. On April 2, 2007, the Company appointed a new President and Chief Executive Officer, Thomas D. Brisbin, and re-appointed Mr. Lenocker to the Board of Directors.

Effective February 6, 2007, Mr. Kopecky’s employment as Senior Vice President of the Company, and President and Chief Executive Officer of our Willdan subsidiary, terminated. He remains with us in a new role at another of our subsidiaries, Public Agency Resources.

(2)          The amounts reported under “Option Awards” reflect the aggregate dollar amounts recognized for option awards for financial statement reporting purposes with respect to fiscal 2006 (disregarding any estimate of forfeitures related to service-based vesting conditions). Detailed information about the amount recognized for specific awards is reported in the table under “Outstanding Equity Awards at Fiscal 2006 Year-End” below. For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of stock option awards granted during fiscal 2006 contained in Note 5 (Stock Options) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2006 Annual Report filed on Form 10-K with the SEC, which note is incorporated herein by reference.

(3)          The Named Officers’ annual bonus for fiscal 2005, which was paid in March 2006, is not reported in this table as it related to the Named Officers’ performance during fiscal 2005.

(4)          Amounts shown under “All Other Compensation” include matching contributions to the Company’s 401(k) Plan on behalf of each Named Officer in the amount of $1,000; for Mr. Westfall and Mr. Kopecky, the value of company-owned automobiles of $6,211 and $10,684, respectively; and for

Ms. McCamant, an automobile allowance in the amount of $11,314. For Mr. Westfall, the amount in this column also includes $13,748, which is the amount recognized as expense in fiscal 2006 for the lifetime medical insurance benefits granted to Mr. Westfall and his spouse by the Board of Directors on May 19, 2006. The Company provides Named Officers with certain perquisites and personal benefits not included in this table pursuant to SEC rules.

During fiscal 2006, Messrs. Westfall and Heil served on the Board of Directors. As employee-directors, Messrs. Westfall and Heil did not receive additional compensation for their services as directors during fiscal 2006.

Compensation of Named Officers

The “Summary Compensation Table—Fiscal 2006” above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers in fiscal 2006. The primary elements of each Named Officer’s total compensation reported in the table are base salary, an annual bonus and, for certain Named Officers, a long-term equity incentive award consisting of stock options. Named Officers also earned or were paid the other benefits listed in Column (i) of the “Summary Compensation Table—Fiscal 2006,” as further described in footnote (4) to the table.

The “Summary Compensation Table—Fiscal 2006” should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Officer’s base salary and annual bonus is provided immediately following this paragraph. The “Grants of Plan-Based Awards in Fiscal 2006” table, and the description of the material terms of the stock options granted in fiscal 2006 that follows it, provides information regarding the long-term equity incentives awarded to certain Named Officers in fiscal 2006. The “Outstanding Equity Awards at Fiscal 2006 Year-End” table and “Option Exercises and Stock Vested in Fiscal 2006” narrative provide further information on the Named Officers’ potential realizable value and actual value realized with respect to their equity awards. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that are, or may become, payable to our Named Officers under certain circumstances.

Description of Employment Agreements, Salary and Bonus Amounts

We have entered into an employment agreement with Ms. McCamant, the Company’s Senior Vice President and Chief Financial Officer. We did not have an employment agreement with any of our other Named Officers during fiscal 2006. The agreement with Ms. McCamant, including the salary and bonus terms of such agreement, is described below. Additional information with respect to certain equity incentive awards and post-termination of employment benefits provided under the agreement may be found in the following sections of this Proxy Statement. On March 29, 2007, we entered into the Westfall Employment Agreement, the salary and bonus terms of which are briefly described below.

On August 1, 2006, the Company entered into a restated employment agreement with Ms. McCamant. The term of the agreement continues indefinitely until terminated by either party at any time, with or without cause. The agreement provides that Ms. McCamant will receive an initial annualized base salary of $185,000. On March 23, 2007, the agreement was amended to provide for an annual base salary of $205,000, retroactive to January 1, 2007. In making its determination with respect to this base salary increase, the Compensation Committee considered the factors discussed above under “Current Executive Compensation Programs—Base Salaries” in the Compensation Discussion and Analysis section. The agreement also provides that Ms. McCamant will be eligible for all standard Company bonus programs, an automobile allowance equal to $910 per month (plus gas) and health benefits in accordance with those generally afforded Company employees.

The Westfall Employment Agreement provides for an employment term continuing until December 31, 2007, although the term may be terminated earlier than that date by either party, with or without cause. The agreement provides for an annualized base salary of $215,000, and for the payment of a bonus equal to $202,500 as a result of Mr. Westfall being employed by the Company on April 1, 2007.

Base salary and bonus amounts for Named Officers (other than Ms. McCamant and Mr. Westfall, whose base salaries are provided for pursuant to their employment agreements) are not fixed by contract. Instead, in the first quarter of each fiscal year, the Compensation Committee establishes the base salaries for these Named Officers for the current fiscal year. In making their determination, the Committee considers the factors discussed above under “Current Executive Compensation Program Elements—Base Salaries” in the Compensation Discussion and Analysis section. When determining the amount of each Named Officer’s bonus for fiscal 2006, the Compensation Committee took into account the results of our performance and the performance of each Named Officer as discussed above under “Current Executive Compensation Program Elements—Annual Bonuses” in the Compensation Discussion and Analysis section.

On November 22, 2006, the Compensation Committee approved the payment of a discretionary cash bonus in the amount of $100,000 to Ms. McCamant in recognition of her work in managing the Company’s initial public offering process from commencement through its successful completion. The bonus was paid in December 2006. The remaining $33,000 received by Ms. McCamant was a discretionary bonus unrelated to her work on the initial public offering process.

Grants of Plan-Based Awards in Fiscal 2006

The following table presents information regarding the equity incentive awards granted to Named Officers during fiscal 2006 under the Company’s 2006 Stock Incentive Plan, which were granted subject to stockholder approval of the plan at the Annual Meeting. The material terms of each grant are described below under “—Description of Plan-Based Awards.”

Name	Grant Date	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price of Security Underlying Option Awards on Grant Date ($/Sh)	Grant Date Fair Value of Option Awards ($)
Dan W. Heil	—	—	—	—	—
Win Westfall	11/21/06	10,000	10.00	10.56	16,375
Mallory McCamant	11/21/06	10,000	10.00	10.56	16,375
Richard Kopecky	—	—	—	—	—

Description of Plan-Based Awards

During fiscal 2006, Mr. Westfall and Ms. McCamant were awarded stock options under the Company’s 2006 Stock Incentive Plan, subject to stockholder approval of the plan at the Annual Meeting. If stockholders do not approve the 2006 Stock Incentive Plan at the Annual Meeting, the stock options granted to Mr. Westfall and Ms. McCamant in fiscal 2006 will not become effective. No other Named Officer received an equity-based award in fiscal 2006.

The stock options granted to Mr. Westfall and Ms. McCamant on November 21, 2006 were granted with a per-share exercise price equal to the initial public offering price for our Common Stock. Trading in our common stock on the Nasdaq Global Market commenced on November 21, 2006. The stock options were fully vested upon grant and have a term of two (2) years. Outstanding options, however, may terminate earlier than their stated expiration date in connection with a change in control transaction or a termination of the Named Officer’s employment. The Named Officer will generally have three (3) months to exercise the stock option following a termination of employment. This period is extended to twelve (12) months if the Named Officer dies or terminates employment on account of disability while in the employ of the Company or within three (3) months following a termination of employment (other than by the Company for cause). However, if a Named Officer’s employment is terminated by the Company for cause, outstanding stock options (whether vested or unvested) will immediately terminate. The stock options granted to Named Officers during 2006 do not include any dividend or dividend equivalent rights.

As indicated above, the stock options granted to Mr. Westfall and Ms. McCamant were granted under, and are subject to the terms of, the Company’s 2006 Stock Incentive Plan. The plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Officer upon his or her death. However, the Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

Under the terms of the 2006 Stock Incentive Plan, if there is a change in control of the Company, each Named Officer’s outstanding equity-based awards granted under the plan will generally become fully vested and exercisable to the extent such outstanding awards are not substituted or assumed in connection with the transaction. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.

Outstanding Equity Awards at Fiscal 2006 Year-End

The following table presents information regarding the outstanding option awards held by each Named Officer as of December 29, 2006. This table also includes the amounts recognized for each of these awards for financial statement reporting purposes for fiscal 2006 as reflected in the “Summary Compensation Table—Fiscal 2006” above. No Named Officer held any outstanding stock awards as of December 29, 2006.

	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option	Option Expiration	Allocable Financial Charge Recognized for Fiscal 2006
Name	Exercisable(1)	Unexercisable	($/Sh)	Grant Date	Date	($)
Dan W. Heil	—	—	—	—	—	—
Win Westfall	10,000	—	10.00	11/21/06	11/21/08	16,375
Mallory McCamant	10,000	—	10.00	11/21/06	11/21/08	16,375
Richard Kopecky	—	—	—	—	—	—

(1)          As indicated above, these stock options were granted under the 2006 Stock Incentive Plan, subject to stockholder approval of the plan at the Annual Meeting. If stockholders do not approve the 2006 Stock Incentive Plan, these stock options will not become effective.

Option Exercises and Stock Vested in Fiscal 2006

Our Named Officers did not exercise any stock options during fiscal 2006. No stock awards have ever been granted to our Named Officers.

Potential Payments Upon Termination or Change in Control

Other than Ms. McCamant, during fiscal 2006, our Named Officers did not have employment agreements or participate in any severance arrangements that would entitle them to severance payments or benefits in the event of a termination of employment or change in control.

In May 2006, the Company’s Board of Directors approved lifetime health insurance coverage for Mr. Westfall and his spouse. Had Mr. Westfall’s employment with the Company terminated on December 29, 2006, he would have been entitled to these lifetime health benefits, the value of which the Company estimates, based on current costs, at approximately $4,000 to $10,000 annually.

Under the terms of her employment agreement, if Ms. McCamant’s employment had been terminated by the Company without cause at any time prior to December 31, 2006, Ms. McCamant would have been entitled to full salary and benefits through June 30, 2007. If Ms. McCamant’s employment is terminated by the Company without cause at any time after December 31, 2006, Ms. McCamant will be entitled to a lump sum payment equal to six months’ salary and benefits. Had Ms. McCamant’s employment been terminated by the Company without cause on December 29, 2006, Ms. McCamant would have been entitled to full pay and benefits through June 30, 2007, the value of which the Company estimates at approximately $97,591.

Related Person Transactions

The following provides a description of certain relationships and related transactions between various directors and executive officers of the Company and the Company or its subsidiaries and affiliates.

Tax Agreements.   In connection with our initial public offering, we entered into a Tax Agreement Relating to S Corporation Distributions with each of our stockholders, including Mrs. Heil, Ms. McCamant (former stockholder), and Messrs. Westfall, Kopecky and Lenocker. Pursuant to these agreements, we agreed to indemnify, defend and hold harmless each stockholder on an after-tax basis against additional income taxes, plus interest and penalties resulting from adjustments made, as a result of a final determination made by a competent tax authority, to the taxable income we reported as an S Corporation. Such indemnification also includes any losses, costs or expenses, including reasonable attorneys’ fees, arising out of a claim for such tax liability.

Lifetime Medical Benefits.   On May 19, 2006, our board of directors approved the extension of lifetime medical benefits to Mrs. Heil and Mr. Westfall and his spouse, Patricia Westfall. Mrs. Heil’s eligible dependents are included through the maximum age allowable under our benefits plan.

Indemnification Agreement.   In connection with our initial public offering, we entered into an Indemnification Agreement with Mrs. Heil, as trustee of The 1994 Dan W. Heil and Linda Lee Heil Revocable Trust, the selling stockholder in the initial public offering. Pursuant to this agreement, we agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the selling stockholder may be required to make for certain liabilities.

Related Person Transaction Policy

In March 2007, the Board adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. The policy provides that any transaction, arrangement or relationship, or any series of similar transactions, in which the Company was, is or will be a participant, the amount involved exceeds $120,000, and a “related person” (as defined in the policy) has or will have a direct or indirect material interest (each such transaction, a “Related Person Transaction”) shall be subject to review and approval or ratification by the Audit Committee. In its review of Related Person Transactions, the Audit Committee shall review the material facts and circumstances of the transaction and shall take into account certain factors, where appropriate, based on the particular facts and circumstances, including (i) the nature of the “related person’s” interest in the transaction, (ii) the approximate dollar value of the amount involved in the Related Person Transaction, (iii) whether the transaction was taken in the Company’s ordinary course of business, (iv) whether the transaction with the “related person” is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and (v) the purpose of, and the potential benefits to the Company of, the Related Person Transaction.

No member of the Audit Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person” provided that such member can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the committee or the Board.

Compensation Committee Interlocks and Insider Participation

The  Compensation Committee members whose names appear on the Compensation Committee Report below were committee members during all of fiscal 2006. Effective February 8, 2007, Mr. Lenocker resigned from the Board of Directors (and the Compensation Committee) and began serving as interim President and Chief Executive Officer of the Company. On April 2, 2007, in connection with the Company’s appointment of a new President and Chief Executive Officer, the Company re-appointed Mr. Lenocker to the Board of Directors and the Compensation Committee. Except as described above with respect to Mr. Lenocker, no current member of the Compensation Committee is a current or former executive officer or employee of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2006.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has certain duties and powers as described in its Charter. The Compensation Committee is currently composed of the three (3) directors named at the end of this report. The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in the Company’s 2006 Annual Report on Form 10-K filed with the SEC.

Members of the Compensation Committee

W. Tracy Lenocker (Chair)
Keith W. Renken
Chell Smith

The preceding Report of the Compensation Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors assists the Board in performing its oversight responsibilities for the Company’s financial reporting process, audit process and internal controls as more fully described in the Audit Committee’s Charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended December 29, 2006 with the Company’s management and with the Company’s independent registered public accounting firm. In addition, the Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Committee has also received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent registered public accounting firm their independence from the Company.

Based on the review and discussions with management and the independent registered public accounting firm described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2006 for filing with the SEC.

Members of the Audit Committee

Keith Renken (Chair)

Chell Smith

The preceding Report of the Audit Committee shall not be deemed filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference into a filing under either of such Acts. The Report shall not be deemed soliciting material, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act.

OTHER MATTERS

Solicitation of Proxies

The cost of solicitation of Proxies in the form enclosed herewith will be paid by the Company. Solicitation will be made primarily by mail, but regular employees of the Company, without additional remuneration, may solicit Proxies by telephone, e-mail, facsimile and personal interviews. In addition, U.S. Stock Transfer Corporation will assist in solicitation of proxies. The Company anticipates out-of-pocket costs associated with proxy solicitation. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain Proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Householding of Stockholder Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report may have been sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing to the Company at the following address: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn: Assistant Secretary or upon oral request directed to the Company’s Assistant Secretary at (800) 424-9144. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder’s bank, broker, or other nominee record holder, or contact the Company by writing to the above address or by oral request at the above telephone number.

Stockholder Proposals

A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement and form of Proxy for the 2008 annual meeting of stockholders must be received by the Company by December 15, 2007. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. A stockholder otherwise desiring to bring a proposal before the 2008 annual meeting of stockholders (including generally any proposal relating to the nomination of a director to be elected to the Board of Directors) must comply with the then current advance notice and information requirements in the Company’s Charter and Bylaws and deliver the proposal to the principal executive offices of the Company after March 12, 2008 and on or before April 11, 2008 (60 to 90 days prior to the first anniversary of this year’s annual meeting) in order for such proposal to be considered timely. Any proposal nominating a director candidate must also comply with the requirements above under “Proposal 1. Election of Directors—The Board of Directors—Director Nominations by Stockholders.”  Any such proposal should be mailed to: Willdan Group, Inc., 2401 East Katella Avenue, Suite 300, Anaheim, California 92806, Attn: Assistant Secretary. Copies of the Charter and Bylaws may be obtained without charge by providing a written request to the Assistant Secretary of the Company at that address.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Global Market. Officers, directors and greater than 10% stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Statements of Changes in Beneficial Ownership of Securities on Forms 4 reporting the November 21, 2006 option grants to Mr. Westfall and Ms. McCamant and the November 22, 2006 option grants to Mrs. Heil, Mr. Lenocker, Mr. Renken and Ms. Smith were untimely filed on November 27, 2006 and November 28, 2006 and contained incorrect transaction dates, dates exercisable and expiration dates. An Amendment to Ms. McCamant’s Form 4 correcting the transaction date, date exercisable and expiration date was filed on April 25, 2007. The Company has been informed that amendments to the remaining Forms 4 correcting the transaction dates, dates exercisable and expiration dates will be filed prior to the Annual Meeting. Additionally,  Statements of Changes in Beneficial Ownership of Securities on Forms 4 reporting November 27, 2006 purchases of common stock by Ms. McCamant, Mr. Renken, Ms. Smith and Mr. Westfall were not timely filed. Ms. McCamant’s Form 4 reflecting the November 27, 2006 purchase was filed on April 25, 2007. The Company has been informed that the remaining Forms 4 reflecting the November 27, 2006 purchases by Mr. Renken, Ms. Smith and Mr. Westfall will be filed prior to the Annual Meeting. The correct information, incorporating the November 21, 22 and 27 transactions, is included in the table in “Principal Stockholders” above. To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company, all other Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied.

Other Matters

The Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, Proxies will be voted in accordance with the discretion of the Proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY TODAY.

Exhibit I

WILLDAN GROUP, INC.
2006 STOCK INCENTIVE PLAN

EFFECTIVE DATE:  June 12, 2006
Approved by Stockholders:  June 12, 2006
TERMINATION DATE:  June 12, 2016

ARTICLE 1
PURPOSE

1.1   GENERAL.   The purpose of Willdan Group, Inc. 2006 Stock Incentive Plan (the “Plan”) is to promote the success and enhance the value of Willdan Group, Inc. (“WGI” or the “Company”) by linking the personal interests of the members of the Board, employees, officers, executives, consultants and advisors to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Board members, employees, officers, executives, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2
EFFECTIVE AND EXPIRATION DATE

2.1   EFFECTIVE DATE.   The Plan is effective as of the date approved by the Board (the “Effective Date”). Any Awards granted under the Plan before the Company’s stockholders approve the Plan are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before the Company’s stockholders approve the Plan. If the Company’s stockholders do not approve the Plan within 12 months after the Effective Date, any Award previously made is automatically canceled without any further act.

2.2   EXPIRATION DATE.   The Plan will expire on, and no Award may be granted under the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 3
DEFINITIONS AND CONSTRUCTION

3.1   DEFINITIONS.   The following words and phrases shall have the following meanings:

(a)    “Award” means any Option granted to a Participant under the Plan.

(b)   “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c)    “Board” means the Board of Directors of the Company.

(d)   “Cause” means and will exist in the following circumstances: (i) you are convicted of a felony, (ii) you engage in any fraudulent or other dishonest act to the detriment of the Company, (iii) you fail to report for work on a regular basis, except for periods of authorized absence or bona fide illness, (iv) you misappropriate trade secrets, customer lists, or other proprietary information belonging to the Company for your own benefit or for the benefit of a competitor, (v) you engage in any willful misconduct designed to harm the Company or its stockholders, or (vi) you are negligent in performing your assigned duties.

(e)    “Change of Control” means and includes each of the following (subject to (4) below):

(1)   A sale, transfer, or other disposition by Willdan through a single transaction or a series of transactions of securities of Willdan representing 50% or more of the combined voting power of Willdan’s then outstanding securities to any “Unrelated Person” or “Unrelated Persons” acting in concert with one another. For purposes of this definition and the Plan, the term “Person” shall mean and include any individual, partnership, joint venture, association, trust, corporation, or other entity (including a “group” as referred to in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Act”)). For purposes of this definition, the term “Unrelated Person” shall mean and include any Person other than the Company, or an employee benefit plan of the Company; or

(2)   A sale, transfer, or other disposition through a single transaction or a series of related transactions of all or substantially all of the assets of Willdan to an Unrelated Person or Unrelated Persons acting in concert with one another; or

(3)   Any consolidation or merger of Willdan with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of Willdan immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least 50% of the combined voting power of the surviving corporation’s then outstanding securities.

(f)    “Code” means the Internal Revenue Code of 1986, as amended.

(g)    “Committee” means the committee of the Board described in Article 4.

(h)   “Disability” means, for purposes of this Plan, that the Participant qualifies to receive long term disability payments under the Company’s long term disability insurance program, as it may be amended from time to time.

(i)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)     “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on the national securities exchange on which the Stock is then listed for that date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.

(k)   “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(l)    “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

(m)  “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(n)   “Option” means a right granted to a Participant pursuant to Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(o)   “Participant” means a person who, as a member of the Board, employee, officer, or executive of, or consultant or advisor providing services to, the Company or a Subsidiary, as determined by the Committee, has been granted an Award pursuant to the Plan.

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(p)   “Plan” means Willdan Group, Inc. 2006 Stock Incentive Plan, as amended.

(q)   “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 9.

(r)    “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company, as permitted by the Board.

ARTICLE 4
ADMINISTRATION

4.1   COMMITTEE.   The Plan shall be administered by the Board of Directors, or by a compensation committee appointed by the Board of Directors. If the Board appoints a compensation committee (the “Committee”), it shall consist of at least two individuals, each of whom qualifies as a Non-Employee Director. If the Board does not appoint a Committee, references in this Plan to the Committee shall refer to the Board.

4.2   ACTION BY THE COMMITTEE.   A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3   AUTHORITY OF COMMITTEE.   Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)    Designate Participants to receive Awards;

(b)   Determine the type or types of Awards to be granted to each Participant;

(c)    Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e)    Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)    Decide all other matters that must be determined in connection with an Award;

(h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

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(j)     Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

4.4   DECISIONS BINDING.   The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1   NUMBER OF SHARES.   Subject to adjustment provided in Article 9, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 300,000.

5.2   LAPSED OR ASSUMED AWARDS.   To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award pursuant to the Plan. Additionally, to the maximum extent permitted by applicable law or any exchange rule, (i) any shares of stock tendered or withheld to satisfy the exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan, and (ii) shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan.

5.3   STOCK DISTRIBUTED.   Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4   LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS.   Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Article 9, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a calendar year shall be 100,000.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION

6.1   ELIGIBILITY.

(a)    General.   Persons eligible to participate in this Plan include all members of the Board, employees, officers, and executives of, and consultants and advisors providing services to, the Company or a Subsidiary, as determined by the Committee.

(b)   Foreign Participants.   In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5.1 of the Plan.

6.2   ACTUAL PARTICIPATION.   Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

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ARTICLE 7
STOCK OPTIONS

7.1   GENERAL.   The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)    Exercise Price.   The exercise price per share of Stock pursuant to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant.

(b)   Time And Conditions Of Exercise.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant’s employment is terminated for Cause.

(c)    Payment.   The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(d)   Evidence Of Grant.   All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

7.2   INCENTIVE STOCK OPTIONS.   Incentive Stock Options shall be granted only to employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 7.2:

(a)    Exercise Price.   Subject to 7.2(d), the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(b)   Exercise.   In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c)    Lapse Of Option.   An Incentive Stock Option shall lapse pursuant to the following circumstances.

(1)   The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(2)   The Incentive Stock Option shall lapse upon termination of employment for Cause or for any other reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

(3)   If the Participant terminates employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the scheduled termination date of the Option; or (ii) 12 months after the date of the Participant’s termination of employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition

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of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(d)   Individual Dollar Limitation.   The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e)    Ten Percent Owners.   An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f)    Expiration Of Incentive Stock Options.   No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(g)    Right To Exercise.   During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8
PROVISIONS APPLICABLE TO AWARDS

8.1   STAND-ALONE AND TANDEM AWARDS.   Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

8.2   EXCHANGE PROVISIONS.   The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, provided that the Committee may not reduce the exercise price of any previously-granted Option without shareholder approval.

8.3   TERM OF AWARD.   The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

8.4   FORM OF PAYMENT FOR AWARDS.   Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including, without limitation, cash, promissory note, Stock held for more than six months, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

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8.5        LIMITS ON TRANSFER.   No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.

8.6        BENEFICIARIES.   Notwithstanding Section 8.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee

8.7        STOCK CERTIFICATES.   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

8.8        ACCELERATION UPON A CHANGE OF CONTROL.   If a Change of Control occurs, Awards are converted, assumed, or replaced by a successor, and the Participant’s employment with the Company (or successor entity) is terminated without Cause within 90 days following the date of the Change of Control, all outstanding Awards due such Participant shall become fully exercisable and all restrictions on outstanding Awards shall lapse. If a Change of Control occurs and Awards are not converted, assumed, or replaced by a successor, all outstanding Awards shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

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ARTICLE 9
CHANGES IN CAPITAL STRUCTURE

9.1        SHARES AVAILABLE FOR GRANT.   In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards, the number of shares of Stock subject to any Award, and any numeric limitation expressed in the Plan shall be appropriately adjusted by the Committee.

9.2        OUTSTANDING AWARDS—INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION.   Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

9.3        OUTSTANDING AWARDS—CERTAIN MERGERS.   Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

9.4        OUTSTANDING AWARDS—OTHER CHANGES.   In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in Article 9, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

9.5        NO OTHER RIGHTS.   Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 10
AMENDMENT, MODIFICATION, AND TERMINATION

10.1     AMENDMENT, MODIFICATION, AND TERMINATION.   With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (i) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (ii) shareholder approval is required for any amendment to the Plan that (A) increases the number of shares available under the Plan (other than any adjustment as provided by Article 9), (B) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (C) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant.

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10.2     AWARDS PREVIOUSLY GRANTED.   No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 11
GENERAL PROVISIONS

11.1     NO RIGHTS TO AWARDS.   No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

11.2     NO STOCKHOLDERS RIGHTS.   No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

11.3     WITHHOLDING.   The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee’s consent, a Participant may elect to (i) have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, or (ii) tender previously-owned shares of Stock held by the Participant for six months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant.

11.4     NO RIGHT TO EMPLOYMENT OR SERVICES.   Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

11.5     UNFUNDED STATUS OF AWARDS.   The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

11.6     INDEMNIFICATION.   To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

11.7     RELATIONSHIP TO OTHER BENEFITS.   No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

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11.8     EXPENSES.   The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

11.9     TITLES AND HEADINGS.   The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

11.10   FRACTIONAL SHARES.   No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

11.11   SECURITIES LAW COMPLIANCE.   With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

11.12   GOVERNMENT AND OTHER REGULATIONS.   The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

11.13   GOVERNING LAW.   The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

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Annual Meeting Proxy Card

The Board of Directors recommends a vote FOR the election of each of the nominees for director, FOR Proposal 2 and FOR Proposal 3.

A	Election of Directors

1.	Election of each of the following nominees for director for the terms described in the accompanying Proxy Statement.

	For	Withhold		For	Withhold

01 - Win Westfall	☐	☐	04 - Chell Smith	☐	☐

02 - Linda L. Heil	☐	☐	05 - W. Tracy Lenocker	☐	☐

03 - Keith Renken	☐	☐	06 - Thomas D. Brisbin, Ph.D.	☐	☐

			07 - John M. Toups	☐	☐

B	Other Proposals

		For	Against	Abstain
2.	Ratification of the appointment of KPMG LLP
	as the Company’s independent registered public accounting firm for the year ending December 28, 2007	☐	☐	☐

		For	Against	Abstain
3.	Approval of 2006 Stock Incentive Plan
		☐	☐	☐	Address Change	☐

4.	To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The signer hereby revokes all Proxies heretofore given by the signer with respect to said meeting or any adjournment or postponement thereof.

NOTE:    Please sign exactly as name appears on this Proxy.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title as such.  Corporations and partnerships shall sign in full corporate or partnership name by an authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

Proxy - Willdan Group, Inc.

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on June 11, 2007

The undersigned stockholder of Willdan Group, Inc., a Delaware corporation (the “Company”), hereby appoints Thomas Brisbin, Ph.D. and W. Tracy Lenocker, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at The Sheraton Anaheim Hotel, 900 S. Disneyland Drive, Anaheim, California 92802 on June 11, 2007 at 2:00 p.m. local time, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.  The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any Proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof.  If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” each of the nominees for director, “for” Proposal 2 and “for” Proposal 3, each as described in the Proxy Statement.  The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

(If you have written in the above space, please mark the corresponding box on the reverse side of this Proxy)

You are cordially invited to attend the

Annual Meeting of Stockholders of

WILLDAN GROUP, INC.

to be held

Monday, June 11, 2007 at 2:00 p.m. Local Time

at

THE SHERATON ANAHEIM HOTEL

900 S. DISNEYLAND DRIVE

ANAHEIM, CALIFORNIA  92802